Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
SECOND QUARTER 2018 RESULTS

LAKE ZURICH, ILLINOIS, July 31, 2018 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its second quarter results for the period ended June 30, 2018.

"I'm pleased with our sales growth in the second quarter from strong initial back-to-school shipments in North America and organic growth in Europe," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "Through strategic initiatives and in-market execution we continue to reshape our business towards preferred channels, well-known end-user brands, and growing product categories. The July acquisition of GOBA Internacional fits this strategy and accelerates our ability to grow internationally."

Second Quarter Results

Net sales increased 1.8% to $498.8 million from $490.0 million in the prior-year quarter. Foreign exchange added 1.7%. Comparable sales increased modestly, due to growth in EMEA and North America. Net income was $25.7 million, or $0.24 per share, including $4.0 million of charges, which include restructuring, integration and transaction charges. This compared to net income of $23.5 million, or $0.21 per share, in the prior-year quarter, which included $13.7 million of charges, net of other one-time items. Adjusted net income was $34.6 million, or $0.32 per share, compared to $35.2 million, or $0.31 per share, in the prior-year quarter. The decline in adjusted net income was primarily driven by a lower gross margin. In the second quarter the company repurchased 3.3 million shares of stock.

Business Segment Highlights

ACCO Brands North America - Sales increased 0.8% to $282.8 million from $280.6 million in the prior-year quarter. Comparable sales increased slightly due to higher back-to-school shipments. Operating income was $51.5 million compared to $51.7 million in the prior-year quarter. Adjusted operating income was $53.1 million compared to $54.5 million in the prior-year quarter, primarily due to lower gross margin driven by mix.

ACCO Brands EMEA - Sales increased 9.3% to $140.5 million from $128.5 million in the prior-year quarter. Foreign exchange added 6.5%. Comparable sales increased 2.8%, driven by increased volume and expanded distribution. Operating income increased to $8.4 million from a loss of $0.6 million in the prior-year quarter due to lower charges. Adjusted operating income increased to $10.2 million from $7.9 million, due to increased gross profit and synergy savings.

ACCO Brands International - Sales decreased 6.7% to $75.5 million from $80.9 million in the prior-year quarter. Foreign exchange reduced sales by 1.9%. Comparable sales declined 4.8% driven by Australia and Mexico, which more than offset growth in Brazil and Asia. Operating income decreased to $3.3 million from $4.0 million in the prior-year quarter and adjusted operating income decreased to $3.6 million from $7.9 million in the prior-year quarter, due to lower sales and gross margin.

Six Month Results

Net sales increased 6.4% to $904.6 million from $849.8 million in the prior-year six-month period. The Esselte acquisition contributed $44.2 million, or 5.2%, and foreign exchange contributed 3.0%. Comparable sales declined 1.8%, primarily due to customer inventory reductions, partially offset by European sales increases and higher back-to-school shipments in North America. Net income was $36.1 million, or $0.33 per share, including $10.3 million of charges. This compared to net income of $27.1 million, or $0.24 per share, in the prior-year period, which included $20.8 million of charges, net of other one-time items. Adjusted net income increased 8.5% to $43.5 million, or $0.40 per share, from $40.1 million, or $0.36 per share, in the prior-year period. The improvement in net income and adjusted net income was primarily the result of the Esselte acquisition. During the six-month period the company repurchased 4.1 million shares of stock.

Business Outlook

The company increased its 2018 revenue guidance due to the July 2, 2018 acquisition of GOBA Internacional, which is expected to add 1% to 2018 sales. The company now expects 2018 revenue growth of approximately 3%. The company reiterated its expectation for adjusted EPS growth of 12-15%, a range of $1.33-$1.37 per share, and free cash flow of approximately $180 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow, effective tax rate and comparable net sales at constant currency. We have included a description of each of these measures and a reconciliation to the most directly comparable GAAP financial measure in the tables attached to this press release.

We use the non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to stockholders and the investment community. Senior management’s incentive compensation is derived, in part, using certain of these measures. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. The non-GAAP results are an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

The non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, foreign currency fluctuation, and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

This press release also provides forward-looking non-GAAP adjusted earnings per share, adjusted free cash flow and normalized tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share or tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; impact of the recent changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape and consumer behavior; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including synergies; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; risks associated with raw material, labor and transportation availability and cost fluctuations; the effects of the U.S. Tax Cuts and Jobs Act; risks associated with the changes to U.S. government policies, including increased import tariffs and other changes in trade relations and policies; the impact of litigation or other legal proceedings; consumer spending decisions during periods of economic uncertainty or weakness; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets and risks related to actuarial assumptions; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; the bankruptcy or financial instability of our customers and suppliers; our failure to comply with customer contracts; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$139.2	$76.9
Accounts receivable, net	432.2	469.3
Inventories	319.2	254.2
Other current assets	53.4	29.2
Total current assets	944.0	829.6
Total property, plant and equipment	642.2	645.2
Less: accumulated depreciation	(375.9)	(366.7)
Property, plant and equipment, net	266.3	278.5
Deferred income taxes	118.1	137.9
Goodwill	685.1	670.3
Identifiable intangibles, net	801.1	839.9
Other non-current assets	33.0	42.9
Total assets	$2,847.6	$2,799.1
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$0.2	$—
Current portion of long-term debt	59.5	43.2
Accounts payable	231.2	178.2
Accrued compensation	39.1	60.9
Accrued customer program liabilities	108.0	141.1
Accrued interest	1.5	1.2
Other current liabilities	104.3	113.8
Total current liabilities	543.8	538.4
Long-term debt, net	1,011.2	889.2
Deferred income taxes	170.0	177.1
Pension and post-retirement benefit obligations	248.9	275.5
Other non-current liabilities	125.4	144.8
Total liabilities	2,099.3	2,025.0
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(33.9)	(26.4)
Paid-in capital	1,962.5	1,999.7
Accumulated other comprehensive loss	(466.6)	(461.1)
Accumulated deficit	(714.8)	(739.2)
Total stockholders' equity	748.3	774.1
Total liabilities and stockholders' equity	$2,847.6	$2,799.1

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (A)	% Change	2018	2017 (A)	% Change
Net sales	$498.8	$490.0	2%	$904.6	$849.8	6%
Cost of products sold	336.4	321.2	5%	614.7	570.1	8%
Gross profit	162.4	168.8	(4)%	289.9	279.7	4%
Operating costs and expenses:
Selling, general and administrative expenses	100.0	104.2	(4)%	201.8	198.4	2%
Amortization of intangibles	8.5	9.0	(6)%	17.8	17.0	5%
Restructuring charges	2.1	12.3	(83)%	6.8	13.8	(51)%
Total operating costs and expenses	110.6	125.5	(12)%	226.4	229.2	(1)%
Operating income	51.8	43.3	20%	63.5	50.5	26%
Non-operating expense (income):
Interest expense	9.9	10.8	(8)%	19.3	20.6	(6)%
Interest income	(1.4)	(2.0)	(30)%	(2.4)	(3.3)	(27)%
Non-operating pension income	(2.3)	(2.1)	10%	(4.5)	(4.2)	7%
Other expense (income), net	1.6	(1.5)	NM	1.0	(0.8)	NM
Income before income tax	44.0	38.1	15%	50.1	38.2	31%
Income tax expense	18.3	14.6	25%	14.0	11.1	26%
Net income	$25.7	$23.5	9%	$36.1	$27.1	33%

Per share:
Basic income per share	$0.24	$0.21	14%	$0.34	$0.25	36%
Diluted income per share	$0.24	$0.21	14%	$0.33	$0.24	38%

Weighted average number of shares outstanding:
Basic	106.1	109.5		106.4	108.9
Diluted	108.0	111.9		109.0	112.1

Dividends per common share	$0.06	$—		$0.12	$—

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017
Gross profit (Net sales, less Cost of products sold)	32.6%	34.4%		32.0%	32.9%
Selling, general and administrative expenses	20.0%	21.3%		22.3%	23.3%
Operating income	10.4%	8.8%		7.0%	5.9%
Income before income tax	8.8%	7.8%		5.5%	4.5%
Net income	5.2%	4.8%		4.0%	3.2%
Income tax rate	41.6%	38.3%		27.9%	29.1%
(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $2.1 million and $4.2 million of income out of operating income into the account "non-operating pension income" for the three and six months ending June 30, 2017, respectively.

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2018	2017
Operating activities
Net income	$36.1	$27.1
Amortization of inventory step-up	—	0.9
Loss on disposal of assets	0.1	—
Depreciation	17.5	17.8
Amortization of debt issuance costs	1.0	1.9
Amortization of intangibles	17.8	17.0
Stock-based compensation	7.2	7.8
Loss on debt extinguishment	0.3	—
Changes in balance sheet items:
Accounts receivable	7.8	51.2
Inventories	(74.7)	(75.0)
Other assets	(8.4)	(13.7)
Accounts payable	60.0	40.2
Accrued expenses and other liabilities	(66.7)	(58.5)
Accrued income taxes	(4.5)	(8.8)
Net cash (used) provided by operating activities	(6.5)	7.9
Investing activities
Additions to property, plant and equipment	(17.0)	(13.0)
Proceeds from the disposition of assets	—	0.2
Cost of acquisitions, net of cash acquired	—	(292.6)
Net cash used by investing activities	(17.0)	(305.4)
Financing activities
Proceeds from long-term borrowings	210.4	473.8
Repayments of long-term debt	(54.5)	(104.8)
Borrowings of notes payable, net	0.3	—
Payments for debt issuance costs	—	(3.5)
Dividends paid	(12.7)	—
Repurchases of common stock	(50.2)	(6.0)
Payments related to tax withholding for stock-based compensation	(7.4)	(9.2)
Proceeds from the exercise of stock options	6.2	2.8
Net cash provided by financing activities	92.1	353.1
Effect of foreign exchange rate changes on cash and cash equivalents	(6.3)	3.7
Net increase in cash and cash equivalents	62.3	59.3
Cash and cash equivalents
Beginning of the period	76.9	42.9
End of the period	$139.2	$102.2

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

The following table sets forth a reconciliation of certain Income Statement information reported in accordance with GAAP to adjusted Non-GAAP Information.

	Three Months Ended June 30, 2018						Three Months Ended June 30, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Selling, general and administrative expenses	$100.0	20.0%	$(1.9)	(A.2)	$98.1	19.7%	$104.2	21.3%	$(3.7)	(A.2)	$100.5	20.5%	(2)%
Restructuring charges	2.1		(2.1)	(A.3)	—		12.3		(12.3)	(A.3)	—		NM
Operating income	51.8	10.4%	4.0		55.8	11.2%	43.3	8.8%	16.0		59.3	12.1%	(6)%
Other expense (income), net	1.6		—		1.6		(1.5)		2.3	(A.4)	0.8		100%
Income before income tax	44.0	8.8%	4.0		48.0	9.6%	38.1	7.8%	13.7		51.8	10.6%	(7)%
Income tax expense	18.3		(4.9)	(A.5)	13.4		14.6		2.0	(A.5)	16.6		(19)%
Income tax rate	41.6%				28.0%		38.3%				32.0%
Net income	$25.7	5.2%	$8.9		$34.6	6.9%	$23.5	4.8%	$11.7		$35.2	7.2%	(2)%
Diluted income per share	$0.24		$0.08		$0.32		$0.21		$0.10		$0.31		3%
Weighted average number of shares outstanding:	108.0				108.0		111.9				111.9

	Six Months Ended June 30, 2018						Six Months Ended June 30, 2017
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$289.9	32.0%	$—		$289.9	32.0%	$279.7	32.9%	$0.9	(A.1)	$280.6	33.0%	3%
Selling, general and administrative expenses	201.8	22.3%	(3.5)	(A.2)	198.3	21.9%	198.4	23.3%	(8.1)	(A.2)	190.3	22.4%	4%
Restructuring charges	6.8		(6.8)	(A.3)	—		13.8		(13.8)	(A.3)	—		NM
Operating income	63.5	7.0%	10.3		73.8	8.2%	50.5	5.9%	22.8		73.3	8.6%	1%
Other expense (income), net	1.0		—		1.0		(0.8)		2.0	(A.4)	1.2		(17)%
Income before income tax	50.1	5.5%	10.3		60.4	6.7%	38.2	4.5%	20.8		59.0	6.9%	2%
Income tax expense	14.0		2.9	(A.5)	16.9		11.1		7.8	(A.5)	18.9		(11)%
Income tax rate	27.9%				28.0%		29.1%				32.0%
Net income	$36.1	4.0%	$7.4		$43.5	4.8%	$27.1	3.2%	$13.0		$40.1	4.7%	8%
Diluted income per share	$0.33		$0.07		$0.40		$0.24		$0.12		$0.36		11%
Weighted average number of shares outstanding:	109.0				109.0		112.1				112.1

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte"), Pelikan Artline and GOBA Internacional, S.A. de C.V ("GOBA"). In addition, "Adjusted" results exclude other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized tax rate of 28% for 2018 and 32% for 2017.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte in 2017.

2.	Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte (in 2018 and 2017), Pelikan Artline (in 2017 only) and GOBA (in 2018 only).

3.	Represents the elimination of restructuring charges.

4.
Represents the foreign currency gain of $2.3 million related to the settlement of certain intercompany transactions in the second quarter of 2017, and the write-off of $0.3 million in debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017 related to the Esselte acquisition.

5.
Primarily reflects the tax effect of the adjustments outlined in items A.1-4 above and adjusts the company's effective tax rate to a normalized rate of 28% for 2018 and 32% for 2017. The lower normalized tax rate for 2018 is primarily due to the effect of the U.S. Tax Cuts and Jobs Act. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions and changes in tax laws.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense (income), net; and income tax expense. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction, integration and restructuring charges. The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net income	$25.7	$23.5	9%	$36.1	$27.1	33%
Inventory step-up amortization	—	—	NM	—	0.9	(100)%
Transaction and integration expenses	1.9	3.7	(49)%	3.5	8.1	(57)%
Restructuring charges	2.1	12.3	(83)%	6.8	13.8	(51)%
Depreciation	8.5	8.8	(3)%	17.5	17.8	(2)%
Stock-based compensation	4.0	5.4	(26)%	7.2	7.8	(8)%
Amortization of intangibles	8.5	9.0	(6)%	17.8	17.0	5%
Interest expense, net	8.5	8.8	(3)%	16.9	17.3	(2)%
Other expense (income), net	1.6	(1.5)	207%	1.0	(0.8)	225%
Income tax expense	18.3	14.6	25%	14.0	11.1	26%
Adjusted EBITDA (non-GAAP)	$79.1	$84.6	(7)%	$120.8	$120.1	1%

Adjusted EBITDA as a % of Net Sales	15.9%	17.3%		13.4%	14.1%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. "Adjusted Free Cash Flow" excludes transaction and integration expenses. The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	2018 Guidance
Net cash (used) provided by operating activities	$(6.5)	$7.9	$216

Net cash (used) provided by:
Additions to property, plant and equipment	(17.0)	(13.0)	(36)
Proceeds from the disposition of assets	—	0.2	—
Free cash flow (non-GAAP)	(23.5)	(4.9)	180

Transaction and integration expenses - cash	3.7	5.9	4
Adjusted free cash flow (non-GAAP)	$(19.8)	$1.0	$184

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2018					2017					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (B)	Margin (B)	Net Sales	(Loss) (A)	Items	(Loss) (B)	Margin (B)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$165.6	$2.9	$1.8	$4.7	2.8%	$174.9	$5.8	$1.4	$7.2	4.1%	$(9.3)	(5.3)%	$(2.5)	(35)%	(130)
ACCO Brands EMEA	154.5	14.1	3.3	17.4	11.3%	96.5	3.6	1.9	5.5	5.7%	58.0	60.1%	11.9	216%	560
ACCO Brands International	85.7	5.8	0.8	6.6	7.7%	88.4	10.1	0.6	10.7	12.1%	(2.7)	(3.1)%	(4.1)	(38)%	(440)
Corporate	—	(11.1)	0.4	(10.7)		—	(12.3)	2.9	(9.4)		—		(1.3)
Total	$405.8	$11.7	$6.3	$18.0	4.4%	$359.8	$7.2	$6.8	$14.0	3.9%	$46.0	12.8%	$4.0	29%	50

Q2:
ACCO Brands North America	$282.8	$51.5	$1.6	$53.1	18.8%	$280.6	$51.7	$2.8	$54.5	19.4%	$2.2	0.8%	$(1.4)	(3)%	(60)
ACCO Brands EMEA	140.5	8.4	1.8	10.2	7.3%	128.5	(0.6)	8.5	7.9	6.1%	12.0	9.3%	2.3	29%	120
ACCO Brands International	75.5	3.3	0.3	3.6	4.8%	80.9	4.0	3.9	7.9	9.8%	(5.4)	(6.7)%	(4.3)	(54)%	(500)
Corporate	—	(11.4)	0.3	(11.1)		—	(11.8)	0.8	(11.0)		—		(0.1)
Total	$498.8	$51.8	$4.0	$55.8	11.2%	$490.0	$43.3	$16.0	$59.3	12.1%	$8.8	1.8%	$(3.5)	(6)%	(90)

Q3:
ACCO Brands North America						$290.3	$49.6	$0.7	$50.3	17.3%
ACCO Brands EMEA						140.3	7.8	3.3	11.1	7.9%
ACCO Brands International						101.6	11.2	1.6	12.8	12.6%
Corporate						—	(11.9)	1.7	(10.2)
Total						$532.2	$56.7	$7.3	$64.0	12.0%

Q4:
ACCO Brands North America						$253.2	$45.3	$0.9	$46.2	18.2%
ACCO Brands EMEA						177.5	21.2	3.8	25.0	14.1%
ACCO Brands International						136.1	25.6	0.1	25.7	18.9%
Corporate						—	(14.8)	2.6	(12.2)
Total						$566.8	$77.3	$7.4	$84.7	14.9%

YTD:
ACCO Brands North America	$448.4	$54.4	$3.4	$57.8	12.9%	$999.0	$152.4	$5.8	$158.2	15.8%
ACCO Brands EMEA	295.0	22.5	5.1	27.6	9.4%	542.8	32.0	17.5	49.5	9.1%
ACCO Brands International	161.2	9.1	1.1	10.2	6.3%	407.0	50.9	6.2	57.1	14.0%
Corporate	—	(22.5)	0.7	(21.8)		—	(50.8)	8.0	(42.8)
Total	$904.6	$63.5	$10.3	$73.8	8.2%	$1,948.8	$184.5	$37.5	$222.0	11.4%

(A) 2017 historical data has been restated for ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which is effective for the Company in the first quarter of 2018. This new standard requires presentation of all components of net periodic pension and postretirement benefit costs, other than service costs, in an income statement line item outside of a subtotal of income from operations. This has resulted in the reclass of $8.5 million of income out of operating income into the account "non-operating pension income/costs" for the annual period ending December 31, 2017.

(B) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 9.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
				Comparable
				Net Sales	Comparable
	Net Sales	Currency		Change $'s (A)	Net Sales
	Change	Translation	Acquisition	(In millions of dollars)	Change (A)
Q1 2018:
ACCO Brands North America	(5.3)%	0.5%	0.5%	$(11.1)	(6.3)%
ACCO Brands EMEA	60.1%	14.2%	44.2%	1.6	1.7%
ACCO Brands International	(3.1)%	2.7%	0.7%	(5.7)	(6.5)%
Total	12.8%	4.7%	12.3%	$(15.2)	(4.2)%

Q2 2018:
ACCO Brands North America	0.8%	0.5%	—%	$0.9	0.3%
ACCO Brands EMEA	9.3%	6.5%	—%	3.7	2.8%
ACCO Brands International	(6.7)%	(1.9)%	—%	(3.9)	(4.8)%
Total	1.8%	1.7%	—%	$0.7	0.1%

2018 YTD:
ACCO Brands North America	(1.6)%	0.5%	0.2%	$(10.2)	(2.3)%
ACCO Brands EMEA	31.1%	9.8%	19.0%	5.3	2.3%
ACCO Brands International	(4.8)%	0.5%	0.4%	(9.6)	(5.7)%
Total	6.4%	3.0%	5.2%	$(14.5)	(1.8)%
(A) Comparable net sales excluding acquisitions and with current period foreign operation sales translated at prior year currency rates.